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                                                                    EXHIBIT 32.2

               CERTIFICATE PURSUANT TO SECTION 1350 OF CHAPTER 63
                          OF TITLE 18 OF THE U.S. CODE

      I, Brian J. Hayden, the Vice President-Finance of Bone Care International, Inc. (the "Company"), certify that (i) the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2004 (the "Form 10-K") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                /S/  BRIAN J. HAYDEN
                                ------------------------------------------------
                                Brian J. Hayden
                                September 10, 2004

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